EXHIBIT 3.16



                                                            FILED: 07/31/2000
                                                            CID: 1998-00333600
                                                          WY Secretary of State
                                                          DOC. ID: 2000-00406907

                              ARTICLES OF AMENDMENT
                                       to
                            Articles of Incorporation
                                       of
                             Interlink systems Inc.

                    (now to be known as iQuest Networks Inc.)

          Interlink Systems Inc. hereby presents these Articles of Amendment to its Articles of Incorporation, pursuant to W.S. 17-16-1006, and as its Articles of Amendment the said Interlink Systems Inc. sets forth the following:

          1.   The  name  of  the  corporation:  Interlink  Systems  Inc.

          2.   The  text  of  each  amendment  adopted:

     Article  FIRST  is  hereby  amended  to  read  as  follows:

     "FIRST:  the  name  of  the  corporation  is  iQuest  Networks  Inc."

          3. Any provision for exchange, reclassification, or cancellation of issue shares by the amendments: None.

          4.   The  date  of  the  adoption  of  amendment:  July  7, 200O.

          5. The designation, number of outstanding shares, number of votes entitled to be cast by each voting group entitled to vote separately on the amendment, and the number of votes of each voting group indisputably represented at the meeting, and the total number of votes cast for and against the amendment by each voting group entitled to vote separately on the amendment:

DESIGNATION    NUMBER      NUMBER      NUMBER       NUMBER
-----------  -----------  ---------  ----------  -------------
             OUTSTANDING  VOTED      VOTING FOR  VOTED AGAINST
             -----------  ---------  ----------  -------------

COMMON        3,025,988   2,009,960   1,867,784     142,176


          DATE:  JULY 28, 2000
                      --
                                iQuest Networks Inc.

BY:  /s/  TONY  DRESCHER        Anton  J.  Drescher,  Secretary  and  Director
     -------------------------

                                                                  RECEIVED
                                                                  WYOMING
                                                              SECRETARY OF STATE

                                                               __ ___ __ PM 3:42


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